Pricing Supplement dated February 15, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================


[RBC LOGO]                                    $893,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to four (4) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 February 15, 2008

Issuance Date:                February 20, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

            Valuation Date:   May 16, 2008

             Maturity Date:   May 20, 2008

   Coupon Payment Date (s):   The coupon will be paid on the 20th day of each
                              month during the term of the note. If that day is not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

            Valuation Date:   August 18, 2008

             Maturity Date:   August 20, 2008

   Coupon Payment Date (s):   The coupon will be paid on the 20th day of each
                              month during the term of the note. If that day is not a business day, then the coupon will be paid on the following business day.

Reference Stock:

 No.    Principal   Reference Stock           Ticker     Coupon    Strike   Barrier  Term       Monitoring Method      CUSIP
 ---    ---------   ---------------           ------     ------    ------   -------  ----       -----------------      -----
        Amount                                            Rate     Price     Price
        ------                                            ----     -----     -----
634     $375,000    MGM MIRAGE                 MGM       16.50%    $66.14   $46.30   3 month    Close of Trading Day   78008E3N5

635     $316,000    Tiffany & Co.              TIF       17.00%    $38.52   $26.96   6 month    Close of Trading Day   78008E3P0


636     $192,000    Foster Wheeler Ltd.        FWLT      22.25%    $71.93   $50.35   6 month    Close of Trading Day   78008E3Q8

637     $10,000     Advance Auto Parts, Inc.   AAP        9.00%    $33.66   $25.25   6 month    Close of Trading Day   78008E3R6

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.75%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.75%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                     Proceeds to Royal Bank
                                  Price to Public           Agent's Commission             of Canada
                                  ---------------           ------------------             ---------
Per Note
         RevCon 634                    100%                       2.00%                      98.00%
                                     $375,000                     $7,500                    $367,500

         RevCon 635                    100%                       2.25%                      97.75%
                                     $316,000                     $7,110                    $308,890

         RevCon 636                    100%                       2.25%                      97.75%
                                     $192,000                     $4,320                    $187,680

         RevCon 637                    100%                       1.50%                      98.50%
                                      $10,000                      $150                      $9,850

                         RBC Capital Markets Corporation
                                February 15, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as       Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (MGM): 2.62% of each stated interest payment (16.50% in total) will be treated as an interest payment and 13.88% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIF): 2.62% of each stated interest payment (17.00% in total) will be treated as an interest payment and 14.38% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FWLT): 2.62% of each stated interest payment (22.25% in total) will be treated as an interest payment and 19.63% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAP): 2.62% of each stated interest payment (9.00% in total) will be treated as an interest payment and 6.38% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

     o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

     o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o MGM MIRAGE is a gaming company. As of December 31, 2006, the Company's operations consisted of 23 wholly owned casino resorts and 50% investments in three other casino resorts. The Company owns and operates casino resorts in Las Vegas, Nevada, which includes Bellagio, MGM Grand Las Vegas, Mandalay Bay, The Mirage, Luxor, Treasure Island
          (TI), New York-New York, Excalibur, Monte Carlo, Circus Circus Las Vegas and Slots-A-Fun. The Company owns three resorts in Primm, Nevada, at the California/Nevada state line: Whiskey Pete's, Buffalo Bill's and the Primm Valley Resort (the Primm Valley Resorts), as well as two championship golf courses located near the resorts. Other Nevada operations include Circus Circus Reno, Colorado Belle and Edgewater in Laughlin, Gold Strike and Nevada Landing in Jean (the Jean Properties), and Railroad Pass in Henderson. MGM MIRAGE has a 50% investment in Silver Legacy in Reno, which is adjacent to Circus Circus Reno.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10362.

     o TIFFANY & CO. is the parent company of Tiffany and Company (Tiffany). Through Tiffany and its other subsidiaries, the Company is engaged in product design, manufacturing and retailing activities. Tiffany offers a selection of TIFFANY & CO. brand jewelry at a range of prices. In addition to jewelry, the Company sells TIFFANY & CO. brand merchandise, such as timepieces and clocks; sterling silver merchandise, including flatware, hollowware (tea and coffee services, bowls, cups and trays), trophies, key holders, picture frames and desk accessories; stainless steel flatware; crystal, glassware, china and other tableware; custom engraved stationery; writing instruments, and fashion accessories. Fragrance products are sold under the trademarks, such as TIFFANY, PURE TIFFANY and TIFFANY FOR MEN. Tiffany also sells other brands of timepieces and tableware in its United States stores. The Company has four channels of distribution: U.S. Retail, International Retail, Direct Marketing and Other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09494.

     o Foster Wheeler Ltd. operates through two business groups, which also constitute its segments: Global Engineering and Construction Group (E&C Group), and Global Power Group. The Global E&C Group designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, and chemical and petrochemical, pharmaceutical, biotechnology and healthcare facilities and related infrastructure, including power generation and distribution facilities. Global Power Group designs, manufactures, and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities worldwide. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power S.r.L., a joint venture that was 49% owned by the Company's Global E&C Group prior to the acquisition.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305.

     o Advance Auto Parts, Inc. (Advance) primarily operates within the automotive aftermarket industry, which includes replacement parts (excluding tires), accessories, maintenance items, batteries and automotive chemicals for cars and light trucks (pickup trucks, vans, minivans and sport utility vehicles). The Company conducts its operations through two segments: Advance Auto Parts (AAP) and Autopart International, Inc. (AI). The AAP segment consists of the Company's store operations within the United States, Puerto Rico and the Virgin Islands, which operate under the trade names Advance Auto Parts, Advance Discount Auto Parts and Western Auto. The AI segment consists solely of the operations of Autopart International, which continues to operate as an independent, wholly owned subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16797.



Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, the four calendar quarters of 2005, 2006 and 2007 as well as for the period from January 1, 2008 through February 14, 2008. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                   MGM MIRAGE
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                24.89                   20.495                   23.47
     7/1/2004             9/30/2004                25.07                   19.805                   24.825
    10/1/2004            12/31/2004                36.75                   24.575                   36.37

     1/1/2005             3/31/2005                39.8                    34.5                     35.41
     4/1/2005             6/30/2005                42.98                   32.572                   39.58
     7/1/2005             9/30/2005                46.77                   39.3                     43.77
    10/1/2005            12/30/2005                44.89                   35.3                     36.67

     1/1/2006             3/31/2006                43.43                   35.26                    43.09
     4/1/2006             6/30/2006                46.15                   38.13                    40.8
     7/1/2006             9/29/2006                40.92                   34.2                     39.49
    10/1/2006            12/29/2006                59.52                   39.82                    57.35

     1/1/2007             3/31/2007                75.28                   56.4                     69.52
     4/1/2007             6/30/2007                87.38                   61.17                    82.48
     7/1/2007             9/30/2007                91.15                   63.24                    89.44
    10/1/2007            12/31/2007               100.5                    80.5                     84.02

     1/1/2008             2/14/2008                84.92                   65                       70.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Tiffany & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                41.63                   32.38                    36.85
     7/1/2004             9/30/2004                36.82                   27                       30.74
    10/1/2004            12/31/2004                32.76                   27.89                    31.97

     1/1/2005             3/31/2005                35.25                   29.85                    34.52
     4/1/2005             6/30/2005                34.84                   28.6                     32.76
     7/1/2005             9/30/2005                40.08                   32.37                    39.77
    10/1/2005            12/30/2005                43.8                    36.27                    38.29

     1/1/2006             3/31/2006                41.29                   35.18                    37.54
     4/1/2006             6/30/2006                38                      31.65                    33.02
     7/1/2006             9/29/2006                35.03                   29.63                    33.2
    10/1/2006            12/29/2006                40.8                    32.82                    39.24

     1/1/2007             3/31/2007                46.16                   38.17                    45.48
     4/1/2007             6/30/2007                54.75                   45.33                    53.06
     7/1/2007             9/30/2007                56.79                   39.53                    52.35
    10/1/2007            12/31/2007                57.34                   43.79                    46.03

     1/1/2008             2/14/2008                46.14                   32.84                    39.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Foster Wheeler Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                18.3                    10.8                     14
     7/1/2004             9/30/2004                14                       4.4                      4.7
    10/1/2004            12/31/2004                 8.5                     4.2                      7.935

     1/1/2005             3/31/2005                 9.825                   6.2                      8.7
     4/1/2005             6/30/2005                 9.885                   6.425                    9.83
     7/1/2005             9/30/2005                15.72                    9.67                    15.445
    10/1/2005            12/30/2005                18.945                  13.13                    18.39

     1/1/2006             3/31/2006                26.85                   17.9913                  23.655
     4/1/2006             6/30/2006                26.44                   17.43                    21.6
     7/1/2006             9/29/2006                22.43                   16.005                   19.295
    10/1/2006            12/29/2006                28.465                  19.025                   27.57

     1/1/2007             3/31/2007                29.795                  23.25                    29.195
     4/1/2007             6/30/2007                55.185                  28.965                   53.495
     7/1/2007             9/30/2007                68.394                  42.165                   65.64
    10/1/2007            12/31/2007                84.235                  63.24                    77.51

     1/1/2008             2/14/2008                85.65                   55.46                    70.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Advance Auto Parts Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                  in ($)                  in ($)                Stock in ($)
       ----                  ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                30.78                    26.2667                  29.4533
     7/1/2004             9/30/2004                29.4                     22.0133                  22.9333
    10/1/2004            12/31/2004                29.1667                  22.28                    29.12

     1/1/2005             3/31/2005                35.1                     28.1333                  33.6333
     4/1/2005             6/30/2005                44.0333                  32.46                    43.0333
     7/1/2005             9/30/2005                47.7267                  37.45                    38.68
    10/1/2005            12/30/2005                44.88                    35.4                     43.46

     1/1/2006             3/31/2006                45.5                     40.25                    41.64
     4/1/2006             6/30/2006                42.3                     28.4                     28.9
     7/1/2006             9/29/2006                34.26                    27.65                    32.94
    10/1/2006            12/29/2006                38.58                    32.9                     35.56

     1/1/2007             3/31/2007                39.5                     34.9                     38.55
     4/1/2007             6/30/2007                43.62                    38.4601                  40.53
     7/1/2007             9/30/2007                42                       29.51                    33.56
    10/1/2007            12/31/2007                40.73                    31.53                    37.99

     1/1/2008             2/14/2008                38.16                    30.17                    34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

         We expect that delivery of the Notes will be made against payment for the Notes on or about February 20, 2008, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as "T+2"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                    $893,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                February 15, 2008